Exhbit 10.7(a)

REVOLVING LOAN AGREEMENT
This Revolving Loan Agreement ("Agreement") dated July 23, 2014 (the "Closing Date"), is between Nutritional High (Colorado), Inc. ("Lender") and Palo Verde, LLC a Colorado limited liability company ("Borrower," and together with Lender, each a "Party," and collectively, the "Parties").

WHEREAS, Borrower desires to borrow from Lender, and Lender desires to lend to Borrower up to $150,000.00 in the form of a revolving credit loan, payable in installments as provided herein.

NOW THEREFORE, for the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the Parties agree as follows:

1.  The Loan.

1.01 Revolving Credit Loan.  Lender agrees, upon the terms and subject to the conditions herein set forth and in reliance on the representations and warranties herein set forth, to make revolving credit loans (each such loan, and such loans collectively, being hereinafter called the "Revolving Credit Loan") from the date hereof until July 22, 2015 (the "Maturity Date"), unless Lender provides 90 days written notice to Borrower that Lender will no longer make any Revolving Credit Loans, at which time this Agreement shall no longer allow extensions of credit, and Borrower shall have the time allotted herein to repay any amounts hereunder.  Each Revolving Credit Loan shall be in an amount which, when added to the aggregate principal amount of the Revolving Credit Loans then outstanding, shall not exceed $150,000.00 (such designated amount, being hereinafter called the "Revolving Credit Commitment"). Borrower shall notify Lender before 5:00 p.m. local time on any Business Day of any requested Revolving Credit Loan hereunder, which notice shall specify the amount requested.  Thereupon, Lender shall make a Revolving Credit Loan by making the amount of the loan available to Borrower in United States Dollars within seven business days.

1.02 Revolving Credit Note. On the Closing Date, Borrower shall issue to Lender an executed promissory note in the form attached hereto as Exhibit A (the "Revolving Credit Note") duly executed on behalf of Borrower, dated the Closing Date and payable to the order of Lender in the principal amount of up to the amount of the Revolving Credit Commitment. The principal of the Revolving Credit Note shall be payable on the Maturity Date.  For each Revolving Credit Loan, a 2% origination fee of the amount of such Revolving Credit Loan shall be added to the principal due thereunder.

1.03 Interest. The Revolving Credit Note shall bear interest (computed on the basis of the actual number of days elapsed in a year of 365 days) from its date on the unpaid principal amount thereof at 12% per annum.  Interest on the Revolving Credit Note shall be payable monthly on the first day of each month commencing on the first calendar month following the extension of the first Revolving Credit Loan.

1.04 Optional Prepayments. Borrower may prepay any amounts due hereunder in whole at any time or in part from time to time without penalty or premium.  Each prepayment of a Revolving Credit Loan shall be applied first to interest accrued and then to principal.

1.05 Mandatory Prepayment. In the event that Borrower sells its business or substantially all of its assets, Borrower shall give Lender two Business Days' notice thereof and shall prepay the Revolving Credit Note from the net proceeds of the disposition of such property.

1.06 Payment on Nonbusiness Days. Whenever any payment to be made hereunder or under the Revolving Credit Note shall be stated to be due on a day other than a Business Day, the maturity thereof or the date of payment shall be extended to the next succeeding Business Day.

1.07  Extension of Maturity Date.  Upon not less than 60 days written notice to Lender and payment of a fee equal to 1% of the outstanding Revolving Credit Loan on the day that is 60 days prior to the Maturity Date, Borrower may extend the Maturity Date for a term of one additional year.  Borrower may extend the Maturity Date pursuant to this section 1.07 for five successive one-year terms for a total of five years, but in no event shall the Maturity Date be extended to a date that is later than July 22, 2020.

2.   Representations and Warranties.

Borrower represents and warrants to Lender that on the Closing Date and as of the date of any Revolving Credit Loan:

2.01 Organization, Corporate Powers, etc. Borrower: (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, without limitation on the duration of its existence; (ii) has the power and authority to own its properties and to carry on its business as now being conducted and to undertake and perform its obligations under this Agreement; and (iii) to the extent necessary to insure that any failure to be duly licensed or qualified to do business or to be in good standing will not have a material adverse effect on the business of Borrower, is duly licensed or qualified to do business in and in good standing in all jurisdictions wherein the character of its properties or the nature of its business makes licensing or qualification as a foreign corporation necessary.

2.02 Authorization of Borrowing, etc. The execution, delivery and performance by Borrower of this Agreement, the borrowings hereunder, the execution and delivery of the Revolving Credit Note and the performance by Borrower of all other actions contemplated by this Agreement: (i) have been duly authorized by all requisite company action; (ii) will not violate: (a) any provision of law (excluding federal law related to marijuana), any order of any court or other agency of government, the articles of organization or operating agreement of Borrower or (b) any provision of any indenture, agreement or other instrument to which Borrower is a party, or by which Borrower or any of its properties is bound; and (iii) will not be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument.

2.03 Valid and Binding Obligations. This Agreement and the Revolving Credit Note, when duly executed and delivered, will be valid and binding obligations of Borrower, enforceable in accordance with their respective terms and provisions, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally.

2.04 Agreements. Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in this Agreement.

2.05 Taxes. Borrower has filed all tax returns and reports required by law, and all Taxes which are due and payable or which have been assessed have been paid or are being contested by appropriate proceedings promptly initiated and diligently conducted, Borrower having set aside on its books such reserve or other provision with respect thereto, if any, as is required by sound accounting practice.

2.06 Use of Proceeds. The proceeds of the Loans made hereunder will be used for the production of inventory for Borrower's store.

2.07 Conformance of Agreement to Regulatory Conditions and Approval.  The Parties acknowledge and agree that the terms of this Agreement may be subject to the approval of the Colorado Marijuana Enforcement Division (the "MED") and Pueblo County, Colorado (the "County"), and each Party shall negotiate in good faith to conform with any guidance provided by the MED or the County relating to such entity's requested approval of this Agreement.

3.   Conditions Precedent to Each Loan. The obligation of Lender to lend hereunder is subject to the following conditions precedent in the case of each borrowing hereunder:

a. Representations and Warranties. At the time of each borrowing hereunder, the representations and warranties set forth in Section 2 hereof shall be true and correct, at and as of such time, with the same effect as though such representations and warranties had been made on and as of such time.

b. No Default. At the time of each borrowing hereunder, Borrower shall be in compliance with all the terms and provisions set forth herein on its part to be observed or performed, and no Event of Default, nor any event which upon notice or lapse of time or both would constitute an Event of Default, shall have occurred and be continuing at the time of such borrowing or after giving effect to such borrowing.

4.   Affirmative Covenants

Borrower covenants and agrees that until the full and final payment of the principal of and interest on the Revolving Credit Note, the termination of the Revolving Credit Commitment and the performance by Borrower of all its other obligations pursuant to this Agreement, unless the Lender otherwise consents in writing, it will:

4.01 Notices. Give prompt notice to Lender of the following:

a.  any Event of Default and any event which with notice or lapse of time or both would constitute an Event of Default;

b.  all Events of Default or any event that would become an Event of Default upon notice or lapse of time or both under any of the terms or provisions of the Revolving Credit Note, or of any other agreement or contract governing the borrowing of money or the deferred purchase price of property or the rights of holders of preferred stock of Borrower; and

c.  the filing or commencement of any action, suit or proceeding by or before any court or any Federal, state, municipal or other governmental department, commission or board which, if adversely determined against Borrower, or any other party to such action, suit or proceeding could materially adversely affect the business, operations, properties, assets or condition, financial or otherwise, of Borrower.

4.02 Maintenance of Records. Keep and maintain at its places of business, by such acts as may be necessary, full and accurate accounts and records in accordance with generally accepted accounting principles, and permit access thereto, examination thereof and the making of extracts therefrom by Lender at all reasonable times, provided Lender agrees to such reasonable terms as may be required from Borrower in order to ensure the confidentiality of Borrower's records.

4.03 Business, Corporate Existence, etc. Maintain and preserve its corporate existence and all rights, permits, privileges and franchises presently existing if such rights, permits, privileges and franchises are required in the conduct of its business; conduct its business in an orderly and efficient manner; and continue to be duly authorized to execute and deliver any instruments and other documents to be executed and delivered hereunder.

4.04 Supplementary Documentation. Promptly, upon the request of Lender, execute and deliver or cause to be executed and delivered such further instruments and do or cause to be done further acts as may be necessary or as may be reasonably requested by Lender in connection with the transactions contemplated herein.

5.   Default

An "Event of Default" means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

a.  Any failure by Borrower to pay promptly any interest or principal on the Revolving Credit Note when and as due and payable (whether at maturity or by prepayment, declaration, acceleration, extension or otherwise), and such failure shall continue uncured after written notice thereof to Borrower from Lender for more than five Business Days;

b.  Any failure by Borrower to duly perform, comply with or observe any of the terms, conditions or covenants contained in this Agreement and such failure shall continue uncured for more than 30 days after written notice thereof to Borrower by the Lender;

c.  Any representation or warranty made in this Agreement or any statement or representation made in any document, report, opinion, schedule, letter or certificate furnished to Lender or its counsel in connection with this Agreement or the borrowings hereunder shall prove to be false, misleading or incorrect in any material respect;

d.  Any action in which Borrower: (i) applies for or consents to the appointment of a receiver, trustee or liquidator for it or any of its properties or assets; (ii) admits in writing its inability to pay its debts as they mature; (iii) makes a general assignment for the benefit of creditors, (iv) is adjudicated as bankrupt or insolvent; or (v) files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or invoking the protection or provisions of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, whether now or hereafter in effect, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute or if action shall be taken by Borrower for the purpose of effecting any of the foregoing;

e.  If an order, judgment or decree shall be entered, without the application, approval or consent of Borrower by any court of competent jurisdiction, approving a petition seeking reorganization of Borrower or of all or a substantial part of the properties or assets of Borrower or appointing a receiver, trustee, or liquidator of Borrower or a receiver or trustee with respect to all or a substantial part of the properties or assets of Borrower and such order, judgment or decree shall continue unstayed and in effect for any period of thirty days; or

f.  The MED, the County, or other governmental authority suspends, denies or revokes the issuance to the Borrower of any medical or retail marijuana license;

Then, at any time thereafter during the continuance of any such event, unless such default shall have been waived in writing by Lender, Lender may, by written notice to Borrower, take either or both of the following actions, at the same or different times: (a) terminate forthwith the Revolving Credit Commitment and (b) declare the Revolving Credit Note and all fees and other amounts accrued hereunder to be forthwith due and payable, whereupon the Revolving Credit Note and all fees and other amounts accrued hereunder shall become forthwith due and payable, both as to principal and any interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in such Notes to the contrary notwithstanding.

As to any Event of Default under clauses (d) or (e) of this Section 5, the Revolving Credit Note and all fees and other amounts accrued hereunder shall immediately and forthwith be due and payable, all without presentment, demand, protest or further notice of any kind, all of which are hereby waived by Borrower; and anything herein or in the Revolving Credit Note to the contrary notwithstanding, Lender may immediately, and without expiration of any period of grace, enforce payment of all liabilities of Borrower under the Revolving Credit Note and this Agreement as provided by this agreement and applicable law.

6.   Definitions

For the purposes hereof, each accounting term not defined herein shall have the meaning given to it under generally accepted accounting principles applied on a consistent basis. In addition to the terms defined elsewhere in the Agreement, the following capitalized terms shall have the following meanings:

"Business Day" shall mean any day not a Saturday, Sunday or legal holiday in the State of Colorado.

"Person" shall mean any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, joint venture, court or government or political subdivision or agency thereof.

"Taxes" shall mean all taxes and assessments whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character (including all penalties or interest thereon), which at any time may be assessed, levied, confirmed or imposed on Borrower or any of its properties or assets or any part thereof or in respect of any of its franchises, business, income or profits, and all claims for sums which by law have or might become a lien or charge upon any of their respective properties or assets.

7.   Miscellaneous

7.01 Notices. All notices, demands, requests, consents, or approvals required under this Agreement shall be in writing, and shall conclusively be deemed to have been received by a party hereto and to be effective on the day on which delivered to such party at the address set forth on the signature page of this Agreement (or at such other address as such party shall specify to the other party in writing), or, if sent by first class certified mail, return receipt requested, postage prepaid, on the Business Day after the day on which mailed, addressed to such party as follows:

If to Lender

Nutritional High (Colorado), Inc.
77 King Street West
Toronto-Dominion Centre
P.O. Box 12, Suite 2905
Toronto, ON M5K 1H1
Canada

If to Borrower:

Palo Verde, LLC
c/o Nickolas Brait
Greene Consulting Group, LLC
2944 Zuni St., #5
Denver, CO 80211

7.02 Scope and Survival of Agreement. This Agreement, together with the related instruments and transactions to which reference is expressly made herein, constitutes the entire agreement of the parties and supersedes all prior written and oral agreements and understandings with respect hereto between Borrower and Lender. All covenants, agreements, representations and warranties made herein and in the certificates or other instruments or documents delivered pursuant hereto shall survive the making by Lender of the loans herein contemplated and the execution and delivery to Lender of the Revolving Credit Note evidencing such loans and shall continue in full force and effect so long as any amount due hereunder is outstanding and unpaid and (but not only) so long as the Revolving Credit Commitment have not been terminated; provided, however, that (i) the representations and warranties set forth in Section 2 hereof shall be deemed to refer to the then latest financial statements of Borrower as furnished to Lender.  Whenever in this Agreement reference is made to any of the Parties, such reference shall be deemed to include the successors and assignees of such party; and all covenants, promises and agreements by or on behalf of Borrower which are contained in this Agreement shall inure to the benefit of the successors and assigns of Lender, but Borrower may not assign or transfer any of its rights and benefits hereunder save with the prior written consent of Lender.

7.03 Set-off. Borrower authorizes Lender to apply any credit balance outstanding towards satisfaction of any sum (whether of principal, interest or otherwise) past due to Lender from Borrower hereunder or under the revolving Credit Note and in the name of Borrower or Lender to do all such acts and execute all such documents as may be necessary or expedient for any such purpose.

7.04 Modification of Agreement. Unless otherwise specifically provided in this Agreement, no modification, amendment or waiver of any provision of, or any consent required by, this Agreement or the Revolving Credit Note, nor any consent to any departure by Borrower therefrom shall in any event be effective unless the same shall be in writing and signed by Lender and Borrower, and then such modification, amendment, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

7.05 Remedies Cumulative, Exception. No right, power or remedy herein conferred upon or reserved to Lender is intended to be exclusive of any other right, power or remedy or remedies, and each and every right, power and remedy of Lender pursuant to this Agreement or the Revolving Credit Note or now or hereafter existing at law or in equity or by statute or otherwise shall, to the extent permitted by law, be cumulative and concurrent and shall be in addition to every other right, power or remedy pursuant to this Agreement or the Revolving Credit Note or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lender of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the Lender of any or all such other rights, power or remedies.

7.06 No Waiver, etc. No failure or delay by Lender to insist upon the strict performance of any term, condition, covenant or agreement of this Agreement or of the Revolving Credit Note, or to exercise any right, power or remedy hereunder or thereunder or consequent upon a breach hereof or thereof, shall constitute a waiver of any such term, condition, covenant, agreement, right, power or remedy of any such breach, or preclude Lender from exercising any such right, power or remedy at any later time or times. In particular, and without limitation, by accepting payment after the due date of any amount payable under this Agreement or under the Revolving Credit Note, Lender shall not be deemed to waive the right either to require prompt payment when due of all other amounts payable under this Agreement or under the Revolving Credit Note, or to declare a default for failure to effect such prompt payment of any such other amount.

7.07 Severability. In case any one or more of the provisions contained in this Agreement or in the Notes should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.

7.08 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the State of Colorado without regard to principles of conflicts of law.

7.09 Headings. Headings have been inserted in this Agreement as a matter of convenience of reference only, and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the Lender and Borrower have caused this Agreement to be duly executed by their duly authorized officers, all on the day and year first above written.

Lender: Nutritional High (Colorado), Inc.

                        /"signed"/
By:                David Posner
Its:                      CEO

Borrower: Palo Verde, LLC.

                 /"signed"/
By:  David Johnson
Its:  Manager

EXHIBIT "A"

 REVOLVING CREDIT NOTE

$150,000.00	Denver, Colorado
July 23, 2014

FOR VALUE RECEIVED, Palo Verde, LLC, a Colorado limited liability company ("Borrower"), hereby PROMISES TO PAY to the order of Nutritional High (Colorado), Inc., a Colorado corporation, ("Lender"), in lawful money of the United States of America and in immediately available funds, the amount of $150,000.00 or such lesser principal amount as may be outstanding pursuant to the Loan Agreement (as hereinafter defined), together with interest on the unpaid principal amount of this Revolving Credit Note (hereinafter, the "Note") outstanding from time to time from the date hereof at the rate or rates provided in the Loan Agreement.

This Note is issued pursuant to that certain Revolving Loan Agreement dated as of July 23, 2014 between Borrower and Lender (the "Loan Agreement"). All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Loan Agreement.

The amount of the indebtedness evidenced hereby shall be payable as specified in the Loan Agreement.

Upon and after the occurrence of an Event of Default, all principal of and accrued interest on this Note may, as provided in the Loan Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

This Note has been executed, delivered and accepted at Denver, Colorado, and shall be interpreted, governed by and construed in accordance with, the laws of the State of Colorado.

Borrower: Palo Verde, LLC

              /"signed"/
By: David Johnson
Its:  Manager